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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Inveresk Research Group, Inc. on Form S-1 of our report dated February 17, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" effective January 1, 2002), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

Yours Truly




/s/ Deloitte & Touche
Edinburgh, Scotland
February 17, 2003